                                                                    EXHIBIT 23.1


                             [DELOITTE LETTERHEAD]


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the initial public filing of the Registration Statement on Form F-1 of our report dated October 23, 2006, relating to the financial statements of Canadian Solar, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Selected Financial and Operating Data" and "Experts" in such Prospectus.



DELOITTE TOUCHE TOHMATSU CPA LTD.

/s/
Shanghai, China
October 23, 2006